Exhibit (i)(1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Crescent River LLC, a Wyoming limited liability company (“Crescent River”), does hereby constitute and appoint Brad Nelson (the “Attorney “), its true and lawful attorney-in-fact and agent, for it and in its name, place and stead, in any and all capacities (including in its capacity as sole member of Crescent River Agriculture LLC, a Colorado limited liability company (“ Offeror “)), to act on behalf of Crescent River (for itself or on behalf of Offeror) in all matters arising out of or relating to the tender offer (as amended from time to time, the “ Offer “) to be publicly announced by the Offeror on or about September 16, 2009 and made by Offeror for Class A Units of ML Macademia Orchards, L.P., a Delaware limited partnership, and to execute, deliver and file with the United States Securities and Exchange Commission (the “ SEC “) on behalf of Crescent River (for itself or on behalf of Offeror) (i) all documents to be executed, delivered or filed with the SEC by Crescent River (for itself or on behalf of Offeror) in connection with the Offer, including, without limitation, any Schedule 13D, Schedule TO, Schedule 13E-3 and any amendment or exhibit to any of them, in each case, relating to the Offer, (ii) any agreement with the information agent, the depositary and paying agent, the printer, or other service provider for the Offer, and (iii) an engagement letter with an independent registered public accounting firm to audit the financial statements of the Offeror or its affiliates, and any management representation letters or other documents required in connection therewith, all such documents described in this sentence to be in such form as the Attorney may approve, granting unto said Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as Crescent River might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said Attorneys may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Attorney.

IN WITNESS WHEREOF, Crescent River has caused this Power of Attorney to be executed by its duly authorized officer as of the 14th day of September, 2009.

CRESCENT RIVER LLC
By:	/s/ FARHAD FRED EBRAHIMI
Farhad Fred Ebrahimi, Manager